Exhibit 99.1

XPO Logistics Announces Third Quarter 2013 Results and Reaffirms Full Year Outlook

Reports 42% Organic Growth Company-wide

Generates Significant Gross Margin Percentage Improvement in All Business Units

Rebrands Freight Forwarding Division as XPO Global Logistics

Opens Freight Forwarding Cold-start in Dallas and Adds

Brokerage Cold-starts in Houston and Richmond

GREENWICH, Conn. — November 4, 2013 — XPO Logistics, Inc. (NYSE: XPO) today announced financial results for the third quarter of 2013.

Total revenue was $194.0 million for the third quarter, a 173.3% increase from the same period in 2012. Gross margin dollars increased 251.0% year-over-year to $34.8 million, and gross margin percentage increased by 400 basis points to 18.0%.

For the third quarter of 2013, the company reported a net loss of $6.0 million, compared with a net loss of $3.1 million for the same period in 2012. The net loss available to common shareholders was $6.8 million, or a loss of $0.28 per diluted share, compared with a net loss of $3.9 million, or a loss of $0.22 per diluted share, for the same period in 2012. The company’s third quarter results reflect: a $10.3 million tax benefit related to the release of a valuation allowance against deferred tax assets; $3.1 million, or $1.9 million after-tax, in accelerated amortization of intangible assets related to the rebranding of the freight forwarding business; and $3.0 million, or $1.9 million after-tax, for a commitment fee related to an undrawn debt funding option for the 3PD transaction.

Earnings (loss) before interest, taxes, depreciation and amortization (“EBITDA”), a non-GAAP financial measure, was a loss of $10.3 million for the third quarter of 2013, compared with a loss of $8.9 million for the same period in 2012. EBITDA includes $1.2 million of non-cash share-based compensation in each of the third quarters for 2013 and 2012. A reconciliation of EBITDA to net income is provided in the attached financial tables.

The company had $67.3 million of cash as of September 30, 2013.

Rebrands Freight Forwarding Division as XPO Global Logistics

The company has rebranded its formerly named Concert Group Logistics (CGL) division as XPO Global Logistics, to better reflect the role of freight forwarding within the company’s broader service offering. XPO Global Logistics provides domestic and international freight forwarding services through 28 locations in the United States and Canada. The division has launched a new website at www.xpogloballogistics.com.

Reaffirms Full Year 2013 Financial Outlook

The company has reaffirmed its full year 2013 outlook for an annual revenue run rate of more than $1 billion as of December 31, and positive EBITDA for the fourth quarter.

CEO Comments

Bradley Jacobs, chairman and chief executive officer of XPO Logistics, said, “In the third quarter, we drove 42% organic revenue growth on a year-over-year basis company-wide. We also achieved significant increases in gross margin percentage in every business unit. We delivered 146% organic revenue growth in our freight brokerage division, and improved our truckload brokerage gross margin percentage by 100 basis points. Our expedite division operated more efficiently, resulting in year-over-year improvements in revenue and margin performance. And our freight forwarding division continued to generate double-digit growth.

“We have brokerage cold-starts underway in Houston and Richmond, where we’re immersed in recruiting transportation talent. We recently received approval for up to $1.9 million in state and local tax incentives to develop a large brokerage facility in Louisville, Kentucky. And we’re continuing to grow our positions in LTL and intermodal. Our momentum is resonating with large shippers who see that we have both the desire to outperform, and the resources to deliver.”

Jacobs continued, “While we reported a loss, as expected, our strategic investments are driving significant revenue growth and margin improvement. Given our trajectory, we’re on track to meet our 2013 targets for positive EBITDA in the fourth quarter and a billion dollar revenue run rate by year-end.”

Third Quarter 2013 Results by Business Unit

•	Freight brokerage: The company’s freight brokerage business generated total revenue of $152.6 million for the quarter, a 374.4% increase from the same period in 2012. Gross margin percentage was 18.1% for the quarter, compared with 12.6% for the same period in 2012, an improvement of 550 basis points. The year-over-year increases in revenue and gross margin percentage were primarily driven by the acquisition of 3PD, which typically generates higher gross margin percentage than truckload brokerage, prior acquisitions and growth of the company’s brokerage cold-start locations. Truckload brokerage gross margin, which excludes last-mile, improved 100 basis points versus the same period in 2012. Third quarter operating loss was $3.4 million, compared with a loss of $2.2 million a year ago, primarily reflecting an increase in SG&A costs for sales force expansion, technology and training, as well as increased intangible asset amortization relating to the acquisition of 3PD.

•	Expedited transportation: The company’s expedited transportation business generated total revenue of $25.1 million for the quarter, a 5.7% increase from the same period in 2012. Gross margin percentage was 18.1% for the quarter, compared with 16.6% for the same period in 2012, an improvement of 150 basis points. The year-over-year increase in gross margin percentage primarily reflects lower direct expenses, partially offset by the addition of expedited air charter revenue from the 2013 acquisition of East Coast Air Charter; air charter services typically generate higher revenue per load but lower gross margin percentage than the company’s over-the-road expedited business. Third quarter operating income was $1.7 million, a 22.9% increase from the same period in 2012, primarily reflecting the increase in gross margin.

•	Freight forwarding: The company’s freight forwarding business generated total revenue of $19.1 million for the quarter, a 10.5% increase from the same period in 2012. The increase in revenue was primarily driven by growth of the company’s freight forwarding cold-starts and a higher volume of international shipments. Gross margin percentage was 13.8% for the quarter, an improvement of 270 basis points, compared with 11.1% for the same period in 2012. The increase in gross margin percentage was primarily driven by branch conversions from independent ownership to company ownership. Third quarter operating loss was $2.6 million compared with income of $193,000 a year ago. The operating loss in the quarter reflects the accelerated amortization of $3.1 million, or $1.9 million after-tax, in intangible assets related to the CGL trade name. Excluding this accelerated amortization, operating income increased reflecting a higher gross margin.

•	Corporate: Corporate SG&A expense for the third quarter of 2013 was $14.2 million, compared with $8.7 million for the third quarter of 2012. The increase in SG&A expense was largely driven by an increase in purchased services, including $3.2 million, or $2.0 million after-tax, of transaction costs primarily related to the 3PD acquisition; and $1.5 million, or $0.9 million after-tax, of litigation costs; as well as an increase in corporate shared services.

Nine Months 2013 Financial Results

For the nine months ended September 30, 2013, the company reported total revenue of $445.1 million, a 161.7% increase from the first nine months of 2012.

Net loss was $37.9 million for the first nine months of 2013, compared with net loss of $11.0 million for the same period last year. The company reported a nine-month net loss available to common shareholders of $40.2 million, or a loss of $1.99 per diluted share, compared with a net loss of $13.3 million, or a loss of $0.89 per diluted share, for the same period in 2012. The company’s nine months results reflect: a $10.3 million tax benefit related to the release of a valuation allowance against deferred tax assets; $3.1 million, or $1.9 million after-tax, in accelerated amortization of intangible assets related to the rebranding of the freight forwarding business; and $3.0 million, or $1.9 million after-tax, for a commitment fee related to an undrawn debt funding option for the 3PD transaction.

EBITDA was a loss of $32.4 million for the first nine months of 2013, compared with a loss of $15.7 million for the same period in 2012, primarily reflecting planned investments in scale, including a significant increase in sales headcount year-over-year.

Announces Cold-starts

The company announced the August opening of a freight forwarding cold-start in Dallas, Texas, and the addition of two freight brokerage cold-starts in Houston, Texas, and Richmond, Va. In addition, the company has received approval for as much as $1.9 million in state and local tax incentives related to a planned brokerage center in Louisville, Ky.

Enters into ABL Facility

On October 18, 2013, the company entered into a $125 million multicurrency secured revolving loan credit agreement (the “ABL facility”) with a maturity of five years. The principal amount of the commitments under the ABL facility may be increased up to $200 million, subject to certain terms and conditions.

Conference Call

The company will hold a conference call on Tuesday, November 5, 2013, at 8:30 a.m. Eastern Time. Participants can call toll-free (from U.S./Canada) 1-800-447-0521; international callers dial +1-847-413-3238. A live webcast of the conference will be available on the investor relations area of the company’s website, www.xpologistics.com/investors. The conference will be archived until December 5, 2013. To access the replay by phone, call toll-free (from U.S./Canada) 1-888-843-7419; international callers dial +1-630-652-3042. Use participant passcode 35737223.

About XPO Logistics, Inc.

XPO Logistics, Inc. (NYSE: XPO) is one of the fastest growing providers of transportation logistics services in North America, offering freight brokerage, expedited transportation, white glove delivery and freight forwarding services. The company is one of the leading freight brokerage firms in North America, the largest provider of heavy goods, last-mile logistics, and a top expediter.

XPO is built to deliver constant growth in capacity and passionate service through market-facing technologies and 89 locations in the United States and Canada. The company uses its relationships with more than 23,000 ground, sea and air carriers to move freight for over 9,500 customers in the manufacturing, industrial, retail, commercial, life sciences and government sectors. www.xpologistics.com

Non-GAAP Financial Measures

This press release contains certain non-GAAP financial measures as defined under Securities and Exchange Commission (“SEC”) rules, such as earnings (loss) before interest, taxes, depreciation and amortization (“EBITDA”) for the quarters and nine-month periods ended September 30, 2013, and September 30, 2012. As required by SEC rules, we provide reconciliations of these measures to the most directly comparable measure under United States generally accepted accounting principles (“GAAP”), which are set forth in the attachments to this release. We believe that EBITDA improves comparability from period to period by removing the impact of our capital structure (interest expense from our outstanding debt), asset base (depreciation and amortization) and tax consequences. In addition to its use by management, we believe that EBITDA is a measure widely used by securities analysts, investors and others to evaluate the financial performance of companies in our industry. Other companies may calculate EBITDA differently, and therefore our EBITDA may not be comparable to similarly titled measures of other companies. EBITDA is not a measure of financial performance or liquidity under GAAP and should not be considered in isolation or as an alternative to net income, cash flows from operating activities and other measures determined in accordance with GAAP. Items excluded from EBITDA are significant and necessary components of the operations of our business, and, therefore, EBITDA should only be used as a supplemental measure of our operating performance.

Forward-looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, without limitation, our 2013 outlook with respect to annual revenue and fourth quarter 2013 EBITDA, the planned addition of a brokerage center in Louisville, Ky., the amount of potential tax incentives in connection with such brokerage center, and other such matters. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements. In some cases, forward-looking statements can be identified by the use of forward-looking terms such as “anticipate,” “estimate,” “believe,” “continue,” “could,” “intend,” “may,” “plan,” “potential,” “predict,” “should,” “will,” “expect,” “objective,” “projection,” “forecast,” “goal,” “guidance,” “outlook,” “effort,” “target” or the negative of these terms or other comparable terms. However, the absence of these words does not mean that the statements are not forward-looking. These forward-looking statements are based on certain assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions and expected future developments, as well as other factors we believe are appropriate in the circumstances. These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions that may cause actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Factors that might cause or contribute to a material difference include, but are not limited to, those discussed in our filings with the SEC and the following: economic conditions generally; competition; our ability to find suitable acquisition candidates and execute our acquisition strategy; our ability to raise debt and equity capital; our ability to attract and retain key employees to execute our growth strategy; litigation, including litigation related to misclassification of independent contractors; our ability to develop and implement a suitable information technology system; our ability to maintain positive relationships with our network of third-party transportation providers; our ability to retain our largest customers; our ability to successfully integrate acquired businesses; and governmental regulation. All forward-looking statements set forth in this press release are qualified by these cautionary statements and there can be no assurance that the actual results or developments anticipated by us will be realized or, even if substantially realized, that they will have the expected consequences to or effects on us or our business or operations. Forward-looking statements set forth in this press release speak only as of the date hereof and we do not undertake any obligation to update forward-looking statements to reflect subsequent events or circumstances, changes in expectations or the occurrence of unanticipated events, including our 2013 outlook, except to the extent required by law.

Investor Contact:

XPO Logistics, Inc.

Tavio Headley, +1-203-930-1602

tavio.headley@xpologistics.com

Media Contact:

Brunswick Group

Steve Lipin / Gemma Hart, +1-212-333-3810

XPO Logistics, Inc.

Condensed Consolidated Statements of Operations

(Unaudited)

(In thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012
Revenues	$193,982	$70,988	$445,071	$170,088
Expenses
Direct expense	159,147	61,064	374,636	144,925

Gross margin	34,835	9,924	70,435	25,163
Sales general and administrative expense	53,254	19,204	114,236	42,035

Operating loss	(18,419)	(9,280)	(43,801)	(16,872)

Other expense	235	314	294	319
Interest expense	6,415	15	12,585	30

Loss before income tax provision	(25,069)	(9,609)	(56,680)	(17,221)
Income tax benefit	(19,044)	(6,460)	(18,748)	(6,201)

Net loss	(6,025)	(3,149)	(37,932)	(11,020)
Cumulative preferred dividends	(743)	(750)	(2,229)	(2,250)

Net loss available to common shareholders	$(6,768)	$(3,899)	$(40,161)	$(13,270)

Basic loss per share
Net loss	$(0.28)	$(0.22)	$(1.99)	$(0.89)
Diluted loss per share
Net loss	$(0.28)	$(0.22)	$(1.99)	$(0.89)
Weighted average common shares outstanding
Basic weighted average common shares outstanding	24,222	17,663	20,167	14,952
Diluted weighted average common shares outstanding	24,222	17,663	20,167	14,952

XPO Logistics, Inc.

Condensed Consolidated Balance Sheets

(Unaudited)

(In thousands, except share data)

	September 30,	December 31,
	2013	2012
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$67,259	$252,293

Accounts receivable, net of allowances of $2,355 and $603, respectively	123,082	61,245
Prepaid expenses	3,435	1,555
Deferred tax asset, current	1,288	1,406
Income tax receivable	2,265	2,569
Other current assets	5,081	1,866

Total current assets	202,410	320,934

Property and equipment, net of $9,193 and $5,323 in accumulated depreciation, respectively	39,668	13,090
Goodwill	302,847	55,947
Identifiable intangible assets, net of $9,153 and $4,592 in accumulated amortization, respectively	154,026	22,473
Deferred tax asset, long-term	73	0
Other long-term assets	1,308	764

Total long-term assets	497,922	92,274

Total assets	$700,332	$413,208

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$36,535	$22,108
Accrued salaries and wages	8,598	3,516
Accrued expenses, other	33,356	21,123
Current maturities of notes payable and capital leases	723	491
Other current liabilities	5,106	1,789

Total current liabilities	84,318	49,027

Convertible senior notes	112,717	108,280
Notes payable and capital leases, net of current maturities	459	676
Deferred tax liability, long term	18,197	6,781
Other long-term liabilities	27,894	3,385

Total long-term liabilities	159,267	119,122

Stockholders’ equity:
Preferred stock, $.001 par value; 10,000,000 shares; 74,225 shares issued and outstanding	42,765	42,794
Common stock, $.001 par value; 150,000,000 shares authorized; 29,960,689 and 18,002,985 shares issued, respectively; and 29,915,689 and 17,957,985 shares outstanding, respectively	29	18
Additional paid-in capital	514,508	262,641
Treasury stock, at cost, 45,000 shares held	(107)	(107)
Accumulated deficit	(100,448)	(60,287)

Total stockholders’ equity	456,747	245,059

Total liabilities and stockholders’ equity	$700,332	$413,208

XPO Logistics, Inc.

Condensed Consolidated Statements of Cash Flows

(Unaudited)

(In thousands)

	Nine Months Ended
	September 30,
	2013	2012
Operating activities
Net loss	$(37,932)	$(11,020)
Adjustments to reconcile net loss to net cash from operating activities
Provisions for allowance for doubtful accounts	1,855	645
Depreciation and amortization	11,743	1,462
Stock compensation expense	3,374	3,485
Accretion of debt	4,437	—
Other	(201)	(8)
Changes in assets and liabilities, net of effects of acquisitions:
Accounts receivable	(28,096)	(8,078)
Deferred tax expense	(18,882)	(4,276)
Income tax receivable	(662)	(1,824)
Prepaid expense and other current assets	(2,373)	(436)
Other long-term assets	(97)	12
Accounts payable	(6,137)	(3,136)
Accrued expenses and other liabilities	11,426	6,255

Cash flows used by operating activities	(61,545)	(16,919)

Investing activities
Acquisition of businesses, net of cash acquired	(352,266)	(7,011)
Proceeds from sale of business interests	125	—
Payment for purchases of property and equipment	(6,535)	(3,986)

Cash flows used by investing activities	(358,676)	(10,997)

Financing Activities
Credit line, net activity	(115)	(2,178)
Proceeds from issuance of convertible senior notes, net	—	120,287
Payments of notes payable and capital leases	(239)	(2,089)
Payment of acquisition earn-out	(305)	(450)
Proceeds from stock offering, net	239,660	136,961
Proceeds from exercise of options, net	—	131
Payments of tax withholdings for restricted shares	(1,585)	—
Dividends paid to preferred stockholders	(2,229)	(2,250)

Cash flows provided by financing activities	235,187	250,412

Net (decrease) increase in cash	(185,034)	222,496
Cash and cash equivalents, beginning of period	252,293	74,007

Cash and cash equivalents, end of period	$67,259	$296,503

Supplemental disclosure of cash flow information:

Cash paid during the period for interest	6,611	29
Cash paid during the period for income taxes	907	244
Equity portion of acquisition purchase price	10,446	—

Freight Brokerage

Summary Financial Table

(Unaudited)

(In thousands)

	Three Months Ended September 30,				Nine Months Ended September 30,
	2013	2012	$ Variance	Change %	2013	2012	$ Variance	Change %
Revenue	$152,616	$32,169	$120,447	374.4%	$326,206	$53,974	$272,232	504.4%
Direct expense
Transportation services	124,804	27,966	96,838	346.3%	275,466	47,128	228,338	484.5%
Other direct expense	162	152	10	6.6%	457	244	213	87.3%

Total direct expense	124,966	28,118	96,848	344.4%	275,923	47,372	228,551	482.5%

Gross margin	27,650	4,051	23,599	582.5%	50,283	6,602	43,681	661.6%

SG&A expense
Salaries & benefits	17,559	3,961	13,598	343.3%	40,089	6,392	33,697	527.2%
Purchased services	2,269	694	1,575	226.9%	4,062	1,022	3,040	297.5%
Other SG&A expense	6,626	1,248	5,378	430.9%	11,551	1,857	9,694	522.0%
Depreciation & amortization	4,611	317	4,294	1354.6%	6,805	413	6,392	1547.7%

Total SG&A expense	31,065	6,220	24,845	399.4%	62,507	9,684	52,823	545.5%

Operating loss	$(3,415)	$(2,169)	$(1,246)	57.4%	$(12,224)	$(3,082)	$(9,142)	296.6%

Freight Brokerage

Key Data

(Unaudited)

(In thousands, except personnel data)

	3 Mos Ended	3 Mos Ended	9 Mos Ended	9 Mos Ended
	September 30,	September 30,	September 30,	September 30,
	2013	2012	2013	2012
Revenues
Truckload, LTL, and Intermodal	$106,081	$32,169	$279,671	$53,974
Last Mile	46,535	—	46,535	—

Total Revenue	$152,616	$32,169	$326,206	$53,974

Gross Margin
Truckload, LTL, and Intermodal	$14,443	$4,051	$37,076	$6,602
Last Mile	13,207	—	13,207	—

Total Gross Margin	$27,650	$4,051	$50,283	$6,602

Gross Margin %
Truckload, LTL, and Intermodal	13.6%	12.6%	13.3%	12.2%
Last Mile	28.4%	—	28.4%	—

Overall Gross Margin %	18.1%	12.6%	15.4%	12.2%

Freight Brokerage personnel (end of period)	1,489	290

Note: Employee totals are as of period end, and primarily include the positions of shipper sales, carrier procurement and brokerage operations, and reflect the impact of recruitment and acquisitions.

Expedited Transportation

Summary Financial Table

(Unaudited)

(In thousands)

	Three Months Ended September 30,				Nine Months Ended September 30,
	2013	2012	$ Variance	Change %	2013	2012	$ Variance	Change %
Revenue	$25,101	$23,755	$1,346	5.7%	$75,421	$71,906	$3,515	4.9%
Direct expense
Transportation services	19,766	18,803	963	5.1%	60,447	55,995	4,452	8.0%
Other direct expense	797	1,008	(211)	-20.9%	2,419	2,673	(254)	-9.5%

Total direct expense	20,563	19,811	752	3.8%	62,866	58,668	4,198	7.2%

Gross margin	4,538	3,944	594	15.1%	12,555	13,238	(683)	-5.2%

SG&A expense
Salaries & benefits	1,893	1,615	278	17.2%	5,854	4,940	914	18.5%
Purchased services	212	259	(47)	-18.1%	747	707	40	5.7%
Other SG&A expense	470	578	(108)	-18.7%	1,587	1,513	74	4.9%
Depreciation & amortization	224	77	147	190.9%	689	241	448	185.9%

Total SG&A expense	2,799	2,529	270	10.7%	8,877	7,401	1,476	19.9%

Operating income	$1,739	$1,415	$324	22.9%	$3,678	$5,837	$(2,159)	-37.0%

Note: Total depreciation and amortization for the Expedited Transportation operating segment included in both direct expense and SG&A, was $262 and $127 for the three-months ended September 30, 2013 and 2012, respectively, and $821 and $393 for the nine-month periods ended September 30, 2013 and 2012, respectively.

Freight Forwarding

Summary Financial Table

(Unaudited)

(In thousands)

	Three Months Ended September 30,				Nine Months Ended September 30,
	2013	2012	$ Variance	Change %	2013	2012	$ Variance	Change %
Revenue	$19,129	$17,304	$1,825	10.5%	$54,700	$49,229	$5,471	11.1%
Direct expense
Transportation services	14,740	12,914	1,826	14.1%	41,593	36,577	5,016	13.7%
Station commissions	1,706	2,428	(722)	-29.7%	5,407	7,201	(1,794)	-24.9%
Other direct expense	35	34	1	2.9%	103	128	(25)	-19.5%

Total direct expense	16,481	15,376	1,105	7.2%	47,103	43,906	3,197	7.3%

Gross margin	2,648	1,928	720	37.3%	7,597	5,323	2,274	42.7%

SG&A expense
Salaries & benefits	1,618	1,059	559	52.8%	4,569	2,770	1,799	64.9%
Purchased services	63	207	(144)	-69.6%	311	394	(83)	-21.1%
Other SG&A expense	328	324	4	1.2%	1,048	1,072	(24)	-2.2%
Depreciation & amortization	3,227	145	3,082	2125.5%	3,407	433	2,974	686.8%

Total SG&A expense	5,236	1,735	3,501	201.8%	9,335	4,669	4,666	99.9%

Operating income	$(2,588)	$193	$(2,781)	-1440.9%	$(1,738)	$654	$(2,392)	-365.7%

XPO Corporate

Summary of Selling, General & Administrative Expense

(Unaudited)

(In thousands)

	Three Months Ended September 30,				Nine Months Ended September 30,
	2013	2012	$ Variance	Change %	2013	2012	$ Variance	Change %
SG&A expense
Salaries & benefits	$5,995	$3,520	$2,475	70.3%	$15,095	$9,665	$5,430	56.2%
Purchased services	5,767	4,016	1,751	43.6%	12,921	7,660	5,261	68.7%
Other SG&A expense	2,097	1,050	1,047	99.7%	4,791	2,733	2,058	75.3%
Depreciation & amortization	296	133	163	122.6%	710	223	487	218.4%

Total SG&A expense	$14,155	$8,719	$5,436	62.3%	$33,517	$20,281	$13,236	65.3%

Note: Intercompany eliminations included revenue of $2.9 million and $2.2 million for the three-months ended September 30, 2013 and 2012, respectively, as well as revenues of $11.3 million and $5.0 million for the year to date periods ended September 30, 2013 and 2012, respectively, that eliminate upon consolidation.

Reconciliation of Non-GAAP Measures

XPO Logistics, Inc.

Consolidated Reconciliation of EBITDA to Net Loss

(In thousands)

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2013	2012	Change %	2013	2012	Change %
Net loss available to common shareholders	$(6,768)	$(3,899)	73.6%	$(40,161)	$(13,270)	202.6%
Preferred dividends	(743)	(750)	-0.9%	(2,229)	(2,250)	-0.9%

Net loss	(6,025)	(3,149)	91.3%	(37,932)	(11,020)	244.2%

Interest expense	6,415	15	42666.7%	12,585	30	41850.0%
Income tax benefit	(19,044)	(6,460)	194.8%	(18,748)	(6,201)	202.3%
Depreciation and amortization	8,396	721	1064.5%	11,743	1,462	703.2%

EBITDA	$(10,258)	$(8,873)	15.6%	$(32,352)	$(15,729)	105.7%

Note: Please refer to the “Non-GAAP Financial Measures” section of the press release.

XPO Logistics, Inc.

Consolidated Calculation of Diluted Weighted Shares Outstanding

	Three Months Ended		Nine Months Ended
	September 30, 2013	September 30, 2012	September 30, 2013	September 30, 2012
Basic common stock outstanding	24,221,987	17,663,403	20,167,436	14,952,059

Potentially Dilutive Securities:
Shares underlying the conversion of preferred stock to common stock	10,604,891	10,714,286	10,608,752	10,714,286
Shares underlying the conversion of the convertible senior notes	8,749,239	330,784	8,749,239	111,066
Shares underlying warrants to purchase common stock	7,348,157	5,516,551	6,721,704	5,770,577
Shares underlying stock options to purchase common stock	424,122	507,425	347,356	549,084
Shares underlying restricted stock units	432,888	138,921	332,488	158,308

	27,559,297	17,207,967	26,759,539	17,303,321

Diluted weighted shares outstanding	51,781,284	34,871,370	46,926,975	32,255,380

Note: For dilution purposes, GAAP requires diluted shares to be reflected on a weighted average basis, which takes into account the portion of the period in which the diluted shares were outstanding. The table above reflects the weighted average diluted shares for the periods presented. The impact of this dilution was not reflected in the earnings per share calculations on the Condensed Consolidated Statements of Operations because the impact was anti-dilutive. The treasury method was used to determine the shares underlying the warrants to purchase common stock with an average closing market price of $22.31 per share and $14.43 per share for the three-month periods ended September 30, 2013 and 2012, respectively, and $18.81 per share and $15.17 per share for the nine-month periods ended September 30, 2013 and 2012, respectively.

For informational purposes, the following table represents fully diluted shares as of September 30, 2013, calculated on a non-weighted basis without giving effect to the portion of any period in which the diluted shares were outstanding. The dilutive effect of the warrants, options and RSUs in the table was calculated using the average closing market price of common stock for the three-month period ended September 30, 2013. A non-weighted basis for calculating fully diluted shares is a non-GAAP financial measure as defined under SEC rules.

XPO Logistics, Inc.

Diluted Shares as of September 30, 2013
Common Stock Outstanding	29,915,689
Preferred stock	10,603,571
Convertible senior notes	8,749,239
Warrants	7,348,157
Outstanding stock options	724,536
Restricted stock units	552,584

Total	57,893,776